Exhibit 1.1

(Translation)

ARTICLES OF INCORPORATION

ADVANTEST CORPORATION

ARTICLES OF INCORPORATION

CHAPTER I. GENERAL PROVISIONS

Article 1.    (Corporate Name)

The Company shall be called “Kabushiki Kaisha Advantest” in Japanese and shall be expressed in English as “ADVANTEST CORPORATION”.

Article 2.    (Objective)

The objective of the Company shall be to engage in the following business activities:

1.	Manufacture and sale of electric, electronic and physicochemical appliances and their applied equipment;

2.	Manufacture and sale of medical equipment;

3.	Manufacture and sale of appliances, equipment and software related to each of the foregoing items;

4.	Lease and rental of equipment, appliances, etc., incidental to each of the foregoing items;

5.	Workers dispatching business; and

6.	Any and all business incidental to any of the foregoing items.

Article 3.    (Location of Head Office)

The Company shall have its head office in Nerima-ku, Tokyo.

Article 4.    (Method of Public Notice)

The method of the Company’s public notice shall be electronic method; provided that it may do so in the Nikkei, in the event that the Company is unable to use electronic method due to accident or other unavoidable reasons.

CHAPTER II. SHARES

Article 5.    (Total Number of Issuable Shares)

The total number of the Company’s issuable shares shall be four hundred and forty million (440,000,000) shares.

Article 6.    (Number of Shares Constituting One Unit of Shares)

The number of shares of the Company constituting one unit of shares shall be one hundred (100) shares.

Article 7.    (Rights Concerning Shares Constituting Less Than One Unit of Shares)

Shareholders of the Company may not exercise his/her rights relating to the shares constituting less than one unit of shares that such shareholder holds other than those rights listed below or specified in these Articles of Incorporation:

(1)	Each of the rights provided in Article 189, Paragraph 2 of the Companies Act;

(2)	The right to make a request pursuant to the provisions of Article 166, Paragraph 1 of the Companies Act; and

(3)	The right to receive an allocation of offered shares and offered stock acquisition rights pursuant to the number of shares held by the shareholder.

Article 8.    (Additional Purchases of Shares Constituting Less Than One Unit of Shares)

A shareholder of the Company may, pursuant to the provisions of the Share Handling Regulations, request that the Company sell to such shareholder the number of shares that will constitute one unit of shares when added to the number of shares constituting less than one unit of shares held by him/her.

Article 9.    (Share Handling Regulations)

Matters related to the handling of shares of the Company and fees therefor, other than those provided for in laws and regulations or in these Articles of Incorporation, shall be governed by the Share Handling Regulations to be prescribed by the Board of Directors.

Article 10.    (Share Registration Agent)

1.	The Company shall have a share registration agent.

2.	Share registration agent and the location of its handling office shall be determined by resolution of the Board of Directors and the public notice thereof shall be given.

3.	Preparation, maintenance and other business concerning, the shareholders’ register and the register for stock acquisition rights shall be commissioned to the share registration agent and shall not be handled by the Company.

Article 11.    (Record Date)

1.	The record date for the voting rights at the ordinary general meeting of shareholders of the Company shall be March 31 of each year.

2.	In addition to the case provided for in the preceding paragraph, whenever necessary, in accordance with a resolution of the Board of Directors and upon giving prior public notice, the Company may set a record date as necessary.

CHAPTER III. GENERAL MEETING OF SHAREHOLDERS

Article 12.    (Convocation of General Meeting of Shareholders)

The ordinary general meeting of shareholders shall be convened within three (3) months after April 1 each year and the extraordinary general meeting of shareholders shall be convened at any time whenever necessary.

Article 13.    (Internet Disclosure and Deemed Provision of Reference Documents for General Meeting of Shareholders, etc.)

The Company may, in connection with the convocation of a general meeting of shareholders, deem the information concerning matters to be stated or indicated on the reference documents for a general meeting of shareholders, business report, statement of accounts and consolidated statement of account to have been provided to the shareholders by disclosing such information through the Internet pursuant to the applicable rules and the Ministerial Ordinance of the Ministry of Justice.

Article 14.    (Convener and Chairman of General Meeting of Shareholders)

1.	The general meeting of shareholders shall be convened by a Representative Director previously determined by the Board of Directors in accordance with the resolution of the Board of Directors. In case that such Representative Director is unable to act, one of other Directors shall take his/her place in the order predetermined by the Board of Directors.

2.	A Representative Director previously determined by the Board of Directors shall act as the chairman of the general meeting of shareholders, and should such Representative Director be unable to act, one of other Directors shall take his/her place in the order predetermined by the Board of Directors.

Article 15.    (Method of Resolution)

1.	Unless otherwise provided for by laws and regulations or by the Articles of Incorporation, resolutions of general meetings of shareholders shall be adopted by a majority vote of the total voting rights of the shareholders present at the meeting who are entitled to exercise their voting rights.

2.	Special resolutions of general meetings of shareholders set forth in Article 309, Paragraph 2 of the Companies Act shall be made at a meeting at which the shareholders holding one-third (1/3) or more of the voting rights of all shareholders who are entitled to exercise their voting rights, and shall be adopted by two-thirds (2/3) of votes thereof.

Article 16.    (Restriction on Voting by Proxy)

1.	A shareholder may exercise his/her voting right by entrusting one proxy, who shall be another shareholder, to exercise his/her voting rights.

2.	The shareholder or proxy shall submit to the Company a document evidencing the authority of such proxy for each general meeting of shareholders.

Article 17.    (Minutes of General Meeting of Shareholders)

A summary of the proceedings, results and other matters required by applicable laws and regulations regarding a general meeting of shareholders shall be recorded in the minutes in writing or digitally.

CHAPTER IV. DIRECTORS AND THE BOARD OF DIRECTORS

Article 18.    (Establishment of the Board of Directors)

The Company shall establish the Board of Directors.

Article 19.    (Number of Directors)

1.	The number of Directors of the Company shall be no more than fifteen (15).

2.	Among the Directors set forth in the preceding paragraph, the number of Directors who are Audit and Supervisory Committee members shall be no more than five (5).

Article 20.    (Election of Directors)

1.	Directors shall be elected, distinguishing Directors who shall become Audit and Supervisory Committee members from those who shall not, at the General Meeting of Shareholders.

2.	A resolution to elect a Director shall be made at a meeting at which the shareholders holding one-third (1/3) or more of the voting rights of all shareholders who are entitled to exercise their voting rights, and shall be adopted by a majority of votes thereof.

3.	Cumulative voting shall not be used for election of Directors.

Article 21.    (Term of Office of Directors)

1.	The term of office of a Director (excluding a Director who is an Audit and Supervisory Committee member) shall expire at the close of the ordinary general meeting of shareholders pertaining to the last fiscal year ending within one (1) year after his/her appointment.

2.	The term of office of a Director who is an Audit and Supervisory Committee member shall expire at the close of the ordinary general meeting of shareholders pertaining to the last fiscal year ending within two (2) years after his/her appointment.

3.	The term of office of a Director who is an Audit and Supervisory Committee member elected to fill the vacancy of another Director who was an Audit and Supervisory Committee member who retired before the expiration of his/her term of office shall be until the expiration of the term of office of such Director who was an Audit and Supervisory Committee member who retired.

4.	The term of effectiveness of resolutions to elect a substitute Director who is an Audit and Supervisory Committee member in accordance with Article 329, Paragraph 3 of the Companies Act shall expire at the opening of the Ordinary General Meeting of Shareholders pertaining to the last fiscal year ending within two (2) years after such resolutions.

Article 22.    (Representative Directors and Directors with Titles)

1.	The Board of Directors shall by its resolution elect one or more Representative Directors.

2.	The Board of Directors may by its resolution elect a Chairman of the Board and a Vice Chairman of the Board.

Article 23.    (Convocation Notice and Resolutions of the Board of Directors)

1.	A convocation notice of the Board of Directors shall be dispatched to each Director at least three (3) days prior to the date set for a meeting; provided, however, that such period may be shortened in the case of urgency.

2.	A convocation notice as provided for in the preceding paragraph may be omitted when the unanimous consent of all of the Directors is obtained.

3.	A resolution of the Board of Directors shall be adopted by a majority vote of the Directors present at a meeting at which a majority of Directors who are entitled to participate in the resolution are present.

4.	If a Director submits a proposal to resolve a matter that is subject to resolution by the Board of Directors and if all the Directors (limited to those Directors who are entitled to participate in the resolution of such matter) consent to such proposal in writing or digitally, the Company shall deem that there was a resolution by the Board of Directors adopting such proposal.

Article 24.    (Delegation of Decisions on Execution of Important Operational Matters)

The Company may, pursuant to the provisions of Article 399-13, Paragraph 6 of the Companies Act, delegate all or part of decisions on the execution of important operational matters (excluding the matters listed in Article 399-13, Paragraph 5 of the Companies Act) to Directors upon and in accordance with a resolution of the Board of Directors.

Article 25.    (Regulations of the Board of Directors)

Any matters concerning the Board of Directors shall be governed by the Regulations of the Board of Directors to be prescribed by the Board of Directors in addition to laws and ordinances or these Articles of Incorporation.

Article 26.    (Minutes of Meeting of the Board of Directors)

A summary of the proceedings, results and other matters required by laws and regulations regarding a meeting of the Board of Directors shall be recorded in the minutes in writing or digitally and the Directors present at the meeting shall affix their names and seals thereto or put their electronic signatures thereon.

Article 27.    (Remuneration, etc. of Directors)

Remuneration, bonuses and other financial interests received by Directors from the Company as compensation for undertaking their functions shall be determined, distinguishing Directors who are Audit and Supervisory Committee members from those who are not, at a general meeting of shareholders.

Article 28.    (Exemption of Directors’ Liabilities)

1.	Pursuant to the provisions of Article 426, Paragraph 1 of the Companies Act and to the extent permitted by laws and regulations, the Company may, by resolution of the Board of Directors, exempt liabilities of its Directors (including persons who have previously served as the Company’s Directors) for failing to perform their duties.

2.	Pursuant to the provisions of Article 427, Paragraph 1 of the Companies Act, the Company may enter into contracts with its Directors (excluding its Executive Directors, etc.) to limit their liabilities for a failure to perform their duties, provided that the maximum amount of liabilities under such contracts shall be the total of the amounts provided in each item of Article 425, Paragraph 1 of the Companies Act.

Article 29.    (Counselors and Advisors)

The Board of Directors may by its resolution appoint one or more Counselors and Advisors, respectively.

CHAPTER V. AUDIT AND SUPERVISORY COMMITTEE

Article 30.    (Establish of the Audit and Supervisory Committee)

The Company shall establish the Audit and Supervisory Committee.

Article 31.    (Convocation Notice and Resolutions of the Audit and Supervisory Committee)

1.	A convocation notice of the Audit and Supervisory Committee shall be dispatched to each Audit and Supervisory Committee member at least three (3) days prior to the date set for a meeting; provided, however, that such period may be shortened in the case of urgency.

2.	A convocation notice as provided for in the preceding paragraph may be omitted when the unanimous consent of all of the Audit and Supervisory Committee members is obtained.

3.	A resolution of the Audit and Supervisory Committee shall be adopted by a majority vote of the committee members present at a meeting at which a majority of the Audit and Supervisory Committee members who are entitled to participate in the resolution are present.

Article 32.    (Regulations of the Audit and Supervisory Committee)

Any matters concerning the Audit and Supervisory Committee shall be governed by the Regulations of the Audit and Supervisory Committee to be prescribed by the Audit and Supervisory Committee in addition to laws and ordinances or these Articles of Incorporation.

Article 33.    (Minutes of Meeting of the Audit and Supervisory Committee)

A summary of the proceedings, results and other matters required by laws and regulations regarding a meeting of the Audit and Supervisory Committee shall be recorded in the minutes in writing or digitally, and the Audit and Supervisory Committee members present at the meeting shall affix their names and seals thereto or put their electronic signatures thereon.

CHAPTER VI. ACCOUNTING AUDITOR(S)

Article 34.    (Accounting Auditor(s))

The Company shall have accounting auditor(s).

CHAPTER VII. ACCOUNTING

Article 35.    (Fiscal Year)

The fiscal year of the Company shall be one (1) year starting from April 1 of each year and ending on March 31 of the following year.

Article 36.    (Organ to Decide Distribution of Retained Earnings, etc.)

Unless otherwise provided for in laws and regulations, the Board of Directors may, by its resolution, decide the matters, such as distribution of retained earnings, that are provided in each item of Article 459, Paragraph 1 of the Companies Act.

Article 37.    (Record Date for Distribution of Surplus)

1.	The record date for the distribution of fiscal-year-end dividends of the Company shall be March 31 of each year.

2.	The record date for the distribution of an interim dividend of the Company shall be September 30 of each year.

3.	In addition to the record dates set forth in the preceding two paragraphs, the Company may distribute retained earnings by setting a record date.

Article 38.    (Expiration for Dividend Payment)

If the asset to be distributed as dividends is cash and if such cash is not received within three (3) years after the date on which the Company commenced payment thereof, the Company shall be released from the obligation to make such payment.

SUPPLEMENTARY PROVISIONS

Article 1.    (Transition Measures)

With regard to (i) partial exemption in accordance with a resolution of the Board of Directors from liabilities for conduct of Audit & Supervisory Board members prior to the amendments to the Company’s Articles of Incorporation resolved at the Company’s 73rd ordinary general meeting of shareholders and (ii) contracts with Audit & Supervisory Board members to limit such liabilities, the provisions of Article 38 of the Company’s Articles of Incorporation prior to such amendments shall remain in effect.

1.	Enacted	June 6, 1954;
2.	Amended	May 20, 1964;
3.	Amended	May 20, 1965;
4.	Amended	May 30, 1969;
5.	Amended	February 19, 1974;
6.	Amended	April 9, 1974;
7.	Amended	May 21, 1974;
8.	Amended	August 15, 1974;
9.	Amended	October 22, 1974;
10.	Amended	December 25, 1974;
11.	Amended	February 16, 1976;
12.	Amended	June 28, 1982;
13.	Amended	June 29, 1983;
14.	Amended	June 28, 1985;
15.	Amended	June 29, 1989;
16.	Amended	June 27, 1991;
17.	Amended	June 29, 1994;
18.	Amended	June 29, 1995;
19.	Amended	June 26, 1998;
20.	Amended	June 29, 1999;
21.	Amended	June 28, 2001;
22.	Amended	June 27, 2002;
23.	Amended	June 27, 2003;
24.	Amended	June 25, 2004;
25.	Amended	June 28, 2005;
26.	Amended	June 27, 2006;
27.	Amended	October 1, 2006;
28.	Amended	June 25, 2009;
29.	Amended	June 26, 2013; and
30.	Amended	June 24, 2015.